                                                                   Exhibit 21.1

            SUBSIDIARIES OF NATIONAL BANCSHARES CORPORATION OF TEXAS


NBT of Delaware, Inc., incorporated in Delaware

Subsidiaries of NBT of Delaware, Inc.:

NBC Bank, N.A. (Eagle Pass), incorporated in Texas
NBC Bank - Laredo, N.A., incorporated in Texas
NBC Bank - Rockdale, incorporated in Texas
The First National Bank in Luling, incorporated in Texas
NBC Holdings - Texas, Inc., incorporated in Texas





                                       57